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                                                                    Exhibit 5.1


                         OPINION AND CONSENT OF COUNSEL


TCF Financial Corporation
801 Marquette Avenue
Minneapolis, Minnesota 55402

Re:  THE GREAT LAKES BANCORP 401(K) SAVINGS AND INVESTMENT PLAN
     Registration Statement on Form S-8
     25,516 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for TCF Financial Corporation, a Delaware corporation ("TCF Financial"), in connection with preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), and the preparation of a prospectus (the "Prospectus") to be used in conjunction with the Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of 25,516 shares ("Shares") of the common stock, par value $.01 per share, of TCF Financial, to be issued under The Great Lakes Bancorp 401(k) Savings and Investment Plan (the "Plan").

In connection therewith, we have examined (i) the Certificate of Incorporation and the Bylaws of TCF Financial, both as amended to date; (ii) the corporate proceedings of TCF Financial relative to its organization and to the authorization and issuance of the Shares; and (iii) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we have deemed necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. TCF Financial has been duly incorporated and is validly existing under the laws of the State of Delaware.

2. All necessary corporate action has been taken by TCF Financial to authorize the issuance of the Shares.

3. The Shares are validly authorized by TCF Financial's Certificate of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

WINTHROP & WEINSTINE, P.A.


By /s/ Eric O. Madson
   --------------------------
       Eric O. Madson